Exhibit 10.19

VOLTUS, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Voltus, Inc., a Delaware corporation, (the “Company”), pursuant to its 2016 Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (“Participant”), an award of Restricted Stock Units (“RSUs”). Each RSU represents the right to receive, in accordance with this Grant Notice and the Restricted Stock Unit Agreement attached hereto as Exhibit A (together, the “Agreement”), one share of Common Stock upon vesting. This award of RSUs is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Participant:	[__________________________]
Grant Date:	[__________________________]
Total Number of RSUs:	[_____________]
Vesting Commencement Date:	[_____________]
Vesting Schedule:	[_____________]

By his or her signature below, Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. Participant has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and this Agreement.

VOLTUS, INC.:	PARTICIPANT:

By:
Print Name:	[Name]
Title:

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

1. Grant. Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Agreement (this “Agreement”) is attached, Voltus, Inc., a Delaware corporation (the “Company”), has granted to the individual set forth in the Grant Notice (the “Participant”) that number of RSUs set forth in the Grant Notice under the Voltus, Inc. 2016 Equity Incentive Plan, as may be amended from time to time (the “Plan”), subject to all of the terms and conditions contained in this Agreement, the Grant Notice and the Plan. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan and the Grant Notice unless the context clearly indicates otherwise. Notwithstanding anything to the contrary anywhere else in this Agreement, this grant of RSUs is subject to the terms and provisions of the Plan, which is incorporated herein by reference and which shall control in the event of any inconsistency between this Agreement and the Plan.

2. Settlement. Within sixty (60) days following each Vesting Date, the Company shall deliver one share of Common Stock (or if determined by the Administrator, cash equal to the Fair Market Value of one share of Common Stock on the settlement date) with respect to each RSU that vests on such Vesting Date. Unless and until an RSU vests, the Participant will have no right to settlement in respect of any such RSU. Prior to actual settlement in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting and Forfeiture.

(a) Subject to Section 3(b) below, the RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

(b) Notwithstanding the foregoing, in the event the Participant experiences a Termination of Service for any reason, all RSUs that have not vested on or prior to the date of such termination shall be immediately forfeited by the Participant as of the date of such termination without any payment of consideration therefor unless otherwise determined by the Administrator or required under a binding, written agreement with the Company.

4. Tax Withholding. The Company and its Subsidiaries shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs and/or the shares of Common Stock. The Company shall not be obligated to deliver shares of Common Stock (whether in book entry or certificated form) to the Participant or the Participant’s legal representative unless the Participant shall have paid or otherwise satisfied in full the amount of all federal, state and local withholding taxes applicable to the taxable income of the Participant arising in connection with the RSUs and/or the shares of Common Stock.

5. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock that may become deliverable hereunder unless and until, as applicable, certificates representing such shares of Common Stock shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.

6. Non-Transferability. Except as may be expressly determined by the Administrator, neither the RSUs nor any interest or right therein may be transferred in any manner except by will or by the laws of descent or distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7. Distribution of Shares. Notwithstanding anything herein to the contrary, (a) no payment shall be made under this Agreement in the form of shares of Common Stock unless such shares of Common Stock issuable upon such payment are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Administrator has determined that such payment and issuance would be exempt from the registration requirements of the Securities Act, and (b) the Company shall not be required to issue or deliver any shares of Common Stock (whether in certificated or book-entry form) pursuant to this Agreement prior to the fulfillment of the conditions set forth in the Plan. In addition, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares of Common Stock or other securities under any Applicable Laws, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition to the issuance of shares of Common Stock or other securities to the Participant (or his or her estate, as applicable), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will use reasonable efforts to meet the requirements of any such Applicable Laws and to obtain any such consent or approval of any such governmental authority.

8. Market Standoff Period. The Company may, at the request of any underwriter representative or the Board or the Administrator, in connection with registering any securities of the Company or any successor or survivor corporation, or a parent or subsidiary thereof, under the Securities Act (including a registration statement relating to (i) the Company’s initial public offering or (ii) a merger of the Company with, or the acquisition of the Company (or of Company securities) by, a publicly-traded special purpose acquisition company (a “SPAC”) following which the securities of the SPAC are listed on a national exchange), prohibit Participant from, directly or indirectly, selling or otherwise transferring or disposing any shares of Common Stock or other such securities during a period of up to one hundred eighty (180) days following the effective date of the applicable registration statement filed under the Securities Act, or such longer period as determined by the underwriter representative, the Board or the Administrator (the “Market Standoff Period”).

9. Restrictions on Shares. Shares of Common Stock issued pursuant to the RSUs shall be subject to the right of first refusal in Section 10.9 of the Plan and such terms and conditions as the Administrator shall determine in its sole discretion, including, without limitation, transferability restrictions, repurchase rights, requirements that such shares of Common Stock be transferred in the event of certain transactions, rights of first refusal with respect to permitted transfers of shares, voting agreements, tag-along rights and bring-along rights. Such terms and conditions may, in the Administrator’s sole discretion, be contained in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The issuance of such shares of Common Stock shall be conditioned on the Participant’s consent to such terms and conditions and/or the Participant’s entering into such agreement or agreements. In addition, the Participant acknowledges and agrees that delivery of any shares of Common Stock in respect of RSUs shall be subject to and conditioned upon the Participant making such representations as the Administrator shall deem necessary or advisable, in its sole discretion.

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10. No Effect on Service Provider Status. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as a Director, Employee or Consultant of the Company or any parent or subsidiary thereof, or shall interfere with or restrict in any way the rights of the Company or any parent or subsidiary thereof, which rights are hereby expressly reserved, to discharge the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any parent or subsidiary thereof.

11. Investment Representations. The Participant hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Participant and his or her spouse or domestic partner, if applicable, that (i) the Participant is holding the RSUs for the Participant’s own account, and not for the account of any other person, and (ii) the Participant is holding the RSUs for investment and not with a view to distribution or resale thereof except in compliance with Applicable Laws regulating securities.

12. Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the RSUs and that the Participant is not relying on the Company for tax advice.

13. Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator.

14. Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 8 of the Plan.

15. Restrictive Legends and Stop-Transfer Orders.

(a) Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b) The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.

16. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent address for Participant shown in the Company’s records. By a notice given pursuant to this Section 15, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

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17. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Submission to Jurisdiction; Waiver of Jury Trial. By accepting this Award, Participant irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts, and of the United States of America located in the Commonwealth of Massachusetts, for any action arising out of or relating to the Plan and this Award (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting this Award, Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of Plan or this Award in the courts of the Commonwealth of Massachusetts, or the United States of America located in the State of Massachusetts, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting this Award, Participant irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or this Award.

19. Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

20. Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan and this Award shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Laws, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

21. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

22. Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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